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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 2, 1997



FLIR SYSTEMS, INC.
(exact name of registrant as specified in its charter)


Oregon                             0-21918                  93-0708501
(State or other jurisdiction of    (Commission           (IRS Employer
incorporation or organization)     File Number)        Identification No.)


16505 S.W. 72nd Avenue, Portland, Oregon                       97224
(Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code: (503)684-3731
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
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Item 1. Changes in Control of Registrant
        --------------------------------

        The information set forth under Item 2 of this Current Report is incorporated herein by reference.

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

        On December 2, 1997, FLIR Systems, Inc. ("FLIR") acquired all of the outstanding shares of capital stock of AGEMA Infrared Systems AB, a corporation organized under the laws of Sweden ("AGEMA Sweden"), AGEMA Infrared Systems Limited, a corporation organized under the laws of the United Kingdom ("AGEMA UK"), AGEMA Infrared Systems Ltd., a corporation organized under the laws of Canada ("AGEMA Canada") and AGEMA Infrared Systems, Inc., a Delaware corporation ("AGEMA USA") in exchange for a total of 4,162,000 shares of common stock ("Common Stock") of FLIR (the "Acquisition"). The Acquisition was effected pursuant to the terms of a Combination Agreement dated as of October 6, 1997 (the "Combination Agreement") by and among FLIR, Spectra-Physics AB, a corporation organized under the laws of Sweden ("Spectra"), Spectra-Physics Holdings S.A., a corporation organized under the laws of France, Spectra-Physics Holdings GmbH, a corporation organized under the laws of Germany, Spectra-Physics Holdings PLC, a public limited company organized under the laws of the United Kingdom ("Spectra UK") and Pharos Holdings, Inc., a corporation organized under the laws of the state of Delaware ("Spectra USA").

        In the Acquisition, FLIR acquired all of the outstanding shares of capital stock of: (i) AGEMA Sweden from Spectra in exchange for 3,912,280 shares of Common Stock and $100.00 in cash; (ii) AGEMA Canada from Spectra in exchange for 41,620 shares of Common Stock and $30.00 in cash; (iii) AGEMA UK from Spectra UK in exchange for 183,128 shares of Common Stock and $20.00 in cash and
(iv) AGEMA USA from Spectra USA in exchange for 24,972 shares of Common Stock. The amount of the consideration paid in the Acquisition was determined through arms-length negotiations between FLIR and Spectra.

        As a result of the Acquisition, AGEMA Sweden, AGEMA UK, AGEMA Canada and AGEMA USA have each become a wholly owned subsidiary of FLIR. AGEMA Sweden designs, manufactures and markets thermal imaging systems worldwide for a wide variety of applications in commercial and industrial markets. AGEMA Canada, AGEMA UK and AGEMA USA own and operate sales and service offices for AGEMA Sweden in Canada, the United Kingdom and the United States, respectively. FLIR intends to continue operating the existing businesses of each of the acquired companies.

        It is expected that the acquisition of AGEMA USA will constitute a tax-free reorganization for federal income tax purposes. The acquisitions of AGEMA Sweden, AGEMA UK and AGEMA Canada will be taxable transactions to FLIR for federal income tax purposes to the extent of the cash consideration paid by FLIR in such acquisitions. The
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transaction is expected to be accounted for as a purchase. FLIR anticipates recording a one-time charge in the quarter ended December 31, 1997 related to the write-off of in process research and development recorded as part of the transaction and other transaction costs. Such charge off is expected to aggregate approximately $36.0 million, net of taxes.

          Spectra, Spectra UK, Spectra USA (together, the "Spectra Companies") and FLIR have entered into a Registration Rights Agreement that grants the Spectra Companies certain registration rights with respect to the Common Stock acquired by the Spectra Companies in the Acquisition. The Registration Rights Agreement provides that if FLIR proposes to register any of its securities under the Securities Act of 1933, whether for its own account or otherwise, the Spectra Companies will be entitled to notice of the registration and inclusion of such shares therein, subject to certain limitations. In addition, at any time after twelve months from the date of the Acquisition, such holders may require FLIR to file a registration statement covering such shares, and FLIR will be obligated to use its best efforts to effect such registration, subject to certain conditions and limitations.

          Pursuant to the terms of the Combination Agreement, four people designated by Spectra have been appointed to serve on FLIR's nine person Board of Directors. In addition, FLIR has agreed to use its reasonable best efforts to cause the number of designees of Spectra who are serving on the FLIR Board to be maintained at the number described below: (i) three designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election and on the date the election is held, the Spectra Companies hold of record and beneficially thirty percent (30%) or more of the then issued and outstanding shares of Common Stock, (ii) two designees if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election and on the date the election is held, the Spectra Companies hold of record and beneficially less than thirty percent (30%) but more than or equal to twenty percent (20%) of the then issued and outstanding shares of Common Stock, and (iii) one designee if on the date of mailing of the notice for the annual shareholder meeting where such directors shall be up for election and on the date the election is held, the Spectra Companies hold of record and beneficially less than twenty percent (20%) but more than or equal to ten percent (10%) of the then issued and outstanding shares of Common Stock. If at some point in the future the Spectra Companies hold of record and beneficially less than ten percent (10%) of the then issued and outstanding shares of Common Stock, the Spectra Companies shall no longer be entitled to the rights described above.

          As a result of the Acquisition, Spectra and its affiliates now own approximately 43 percent of the shares of Common Stock issued and outstanding after the Acquisition. By virtue of their stock ownership position and Board representation, Spectra and its affiliates will be able to significantly influence the direction and policies of FLIR, the election of the FLIR Board of Directors and the outcome of any other matter requiring shareholder approval, including any merger, consolidation, sale of substantially all of the assets of FLIR or other change of control transaction.
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Item 7. Financial Statements and Exhibits
        ---------------------------------

        (a) Financial Statements of Business Acquired.

        The financial statements required by this Item were included in FLIR's Proxy Statement dated November 10, 1997 as filed with the Securities and Exchange Commission on November 12, 1997 and, pursuant to General Instruction
B.3. to Form 8-K, are not also included herein.

        (b) Pro Forma Financial Information.

        The pro forma financial information required by this Item were included in FLIR's Proxy Statement dated November 10, 1997 as filed with the Securities and Exchange Commission on November 12, 1997 and, pursuant to General Instruction B.3. to Form 8-K, are not also included herein.

        (c)  Exhibits

        Number  Description
        ------  -----------

        2.1 Combination Agreement dated as of October 6, 1997 by and among FLIR Systems, Inc., Spectra-Physics AB, a corporation organized under the laws of Sweden, Spectra-Physics Holdings S.A., a corporation organized under the laws of France, Spectra-Physics Holdings GmbH, a corporation organized under the laws of Germany, Spectra-Physics Holdings Plc, a public limited company organized under the laws of the United Kingdom and Pharos Holdings, Inc., a corporation organized under the laws of the state of Delaware (Incorporated by reference to FLIR's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 1997)

        10.1 Form of Agreement Amending Executive Employment Agreement dated as of December 1, 1997 for Robert P. Daltry, J. Kenneth Stringer III, James A. Fitzhenry, J. Mark Samper, William N. Martin and Steven R. Palmquist

        10.2 Registration Rights Agreement dated as of December 1, 1997 by and among FLIR Systems, Inc., Spectra-Physics AB, Spectra-Physics Holdings PLC and Pharos Holdings
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        10.3    Amendment to Registration Rights Agreement dated as of December
                1, 1997 by and among FLIR Systems, Inc. and HE Holdings, Inc., formerly known as Hughes Aircraft Company
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FLIR SYSTEMS, INC.
                                       (Registrant)



DATE: December 16, 1997                /s/ J. Mark Samper
                                       ------------------
                                       J. Mark Samper
                                       Vice President and
                                       Chief Financial Officer